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Exhibit 11.1

                                    SBE, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      FOR THE THREE YEARS ENDED OCTOBER 31
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

                                                 Years Ended October 31
                                                 ----------------------
                                           1995           1994           1993
                                           ----           ----           ----
PRIMARY EARNINGS PER SHARE:
Net (Loss) Income                      ($4,567,971)    $1,336,308     $2,461,250

Average number of common shares
outstanding during the year              2,054,570      2,021,143      1,969,506

Assumed issuance of stock under the
employee and non-employee stock
option plans                               210,484         77,932        109,171
                                       -----------------------------------------
Weighted average common shares           2,265,054      2,099,075      2,078,677
                                       -----------------------------------------

Primary earnings per share                  ($2.02)         $0.64          $1.18
                                       -----------------------------------------
                                       -----------------------------------------


FULLY DILUTED EARNINGS PER SHARE:
Average number of common shares
outstanding during the year              2,054,570      2,021,143      1,969,506

Assumed issuance of stock under the
employee and non-employee stock
option plans                               228,245         86,439        120,398
                                       -----------------------------------------

Weighted average common shares           2,282,815      2,107,582      2,089,904
                                       -----------------------------------------

Fully diluted earnings per share            ($2.00)         $0.63          $1.18
                                       -----------------------------------------
                                       -----------------------------------------
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